GUARANTY

         THIS GUARANTY is made this 28th day of June, 1996 (this "Guaranty") by Canton Financial Services Corporation, a Nevada corporation ("Guarantor"), in favor of The Canada life Assurance Company, a Canadian corporation ("Lender").

                                    RECITALS:

         Lender intends to loan $306,455.57 U.S. (the "Loan") to TAC, Inc., a Utah corporation ("Borrower"), which will be evidenced by Borrower's assumption of that certain Promissory Note dated December 30, 1992 (the "Note") executed by Lewis DeLyle Billings and Arlene S. Billings in favor of Lender in the original principal amount of $410,000.00 U.S. and bearing interest and being payable as provided therein and as modified by that certain Assumption, Modification and Extension Agreement of even date herewith (the "Assumption Agreement"). The payment and performance of Borrower's obligation under the Note are secured by that certain Deed of Trust, Security Agreement and Financing Statement dated as of the date of the note (the "Mortgage"), and that certain Assignment of Rents and Leases dated as to the date of the Note between Borrower and Lender (the "Assignment of Rents and Leases"), each encumbering certain property therein referred to as the Mortgage Estate, and that certain Indemnity Agreement dated as of the date of the Note(the "Indemnity").

         Guaranty's execution and delivery of the Guaranty is a principal and material part of the consideration for Lender allowing Borrower to assume the Loan, and Lender is not willing to allow and assumption of the Note unless this Guaranty is executed and delivered. Guarantor is willing to execute and deliver this Guaranty because of its affiliated relationship with Borrower. The Note, the Mortgage, the Assignment of Rents and Leases, the Indemnity, the Assumption Agreement, this Guaranty, the other documents executed and delivered at or prior to the closing by Borrower, and any other instruments made to or with Lender to evidence or further secure the payment and performance of the several obligations secured by the Mortgage and the Assignment of Rents and Leases are hereafter referred to as the "Loan Documents."

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Lender as follows:

         Section 1. Guaranty. Guarantor unconditionally and irrevocably, jointly and severally, guarantees (i) the payment and performance by Borrower of all its obligations, covenants, agreements, terms and conditions under the Loan Documents and (ii) the prompt payment of all sums which may become payable by Borrower pursuant to any of the Loan Documents in full when die in accordance with the provisions thereof. This Guaranty is irrevocable, unconditional and absolute.

         If for any reason any sums shall not be paid by Borrower promptly, when due (after delivery of such notice as may be required by the Loan Documents and prior to the expiration of any applicable grace period) or any such agreement, covenant, term or condition is not performed or observed by Borrower in accordance with the Loan Documents, Guarantor promptly after notice thereof will pay the same to the person entitled thereto pursuant to the provisions of any such Loan Document and will promptly perform and observe the same or cause the same promptly to be performed or observed, in any case regardless of (a) any defenses or rights of set-off or counterclaims that Borrower may have or assert,
(b) any limitation on the liability of Borrower contained in the Note or other Loan Documents, and (c) whether Lender shall have taken any steps to enforce any rights against Borrower or any other remedy thereunder as a result of the default of Borrower thereunder.

         Guarantor also agrees to pay to Lender such further reasonable and actual amounts as shall be sufficient to cover the cost and expense actually incurred in collecting such sums, or any part thereof, or in otherwise enforcing this Guaranty, including, without limitation, reasonable attorney's fees and disbursements and costs and fees of appeal. This Guaranty is a guaranty of payment and performance and not of collection. If this Guaranty is signed by more than one Guarantor, the obligations are joint and several.

         Any amount received by Lender from whatever source and applied by it toward the payment of Secured Obligations (as defined in the Mortgage) shall be applied in such order of application as Lender may from time to time elect. If claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment of any of the Secured Obligations and Lender repays all or part of such amount, Guarantor shall be and remain obligated to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

         Section 2. Unconditional Obligation. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following (except to the extent, if any, expressly granted or waived with respect to Guarantor), although without notice to or the further consent of
Guarantor:

         (a) the waiver by Lender of the performance or observance by Borrower, Guarantor, or any other party of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents;

         (b) the extension, in whole or in part, of the time for payment by Borrower of Guarantor of any sums owing or payable under any of the Loan Documents;

         (c) any leasing or subletting of the Mortgaged Estate or any part thereof;

         (d) the modification or amendment, whether material or otherwise, of any of the obligations of Borrower under the Loan Documents, whether the same be in the form of a new agreement of the modification or amendment of an existing Loan Document or of Guarantor under this Guaranty (any of the foregoing being a "Modification"); provided, however, that, unless such Modification is required by law or on account of bankruptcy or insolvency, no Modification that has the effect of materially increasing the obligations of Guarantor hereunder shall be effective against Guarantor to the extent of such material increase unless Guarantor shall be a party to, or consent to, such Modification, which consent Guarantor agrees shall not be unreasonably withheld or delayed; provided, further, that if any Modification is made without such consent of Guarantor, such Modification shall be ineffective as against Guarantor only to the extent the same shall materially increase the obligations of Guarantor under this Guaranty, it being expressly agreed that , even if such Modification has the effect of increasing the likelihood of o default by Borrower under the Loan Documents, Guarantor shall remain liable to the full extent of the Guaranty as if such Modification had not been made;

          (e) the doing or the omission of any of the acts referred to in the Loan Documents;

          (f) any failure, omission or delay on the part of Lender to enforce, assert or exercise any right, power or remedy conferred on or available to Lender in or by any of the Loan Documents or any action on the part of Lender granting indulgence or extension in any form whatsoever;

          (g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Borrower or Guarantor or any of their assets;

          (h) the inability of Lender or Borrower, respectively, to enforce any provision of the Loan Documents;

          (i) any change in the relationship between Borrower and Guarantor or any termination of such relationship;

          (j) the inability of Borrower to perform, or the release of Borrower or Guarantor from the performance of any obligation, agreement, covenant, term or condition of Borrower under any of the Loan Documents by reason of any law, regulation or decree, now or hereafter in effect; or

          (k) any action or inaction by Lender that results in any impairment or destruction of any subrogation rights of Guarantor or any rights of Guarantor to proceed against Borrower for reimbursement.

         Section 3. Acceptance of Performance; Right of Subrogation. Lender will accept performance by Guarantor of any of the obligations guaranteed under the Loan Documents as if such performance had been made by Borrower; provided, however, that the foregoing shall not be deemed to be an agreement by Lender to allow access to the Mortgaged Estate in order to cure any default, it being acknowledged that any such right of access shall be obtained by Guarantor pursuant to a separate agreement with Borrower, and Lender agrees to recognize any such rights of access which are so granted, provided that Lender shall have received appropriate written notice thereof.

         Guarantor covenants and agrees with Lender that if, and so long as, any default by Borrower under the covenants and conditions in the Loan Documents on Borrower's part to be performed and observed exists uncured by Borrower or Guarantor, Guarantor's subordinates any right of subrogation against Borrower by reason of any payments or acts or performance by Guarantor herewith or any right to enforce any remedy which Guarantor may have against Borrower by reason of any such payment or performance to the rights of Lender against Borrower.

         Section 4. Waiver; Independent Obligations. Guarantor waives any right they may have (a) to require Lender to proceed against Borrower or against any other party or (b) to require Lender to pursue any remedy within the power of Lender, and Guarantor agrees that all of Guarantor's obligations under this Guaranty are independent of the obligations of Borrower under the Loan Documents or under any other instrument or agreement, and that a separate action may be brought against Guarantor whether or not an action is commenced against Borrower under any such Loan Document or other instrument or agreement.

         Section 5. Merger, Consolidation or Transfer. Guarantor shall not permit Borrower of its sole general partner, directly or indirectly, without the express written consent of Lender, which shall not be unreasonably withheld by Lender, (i) merge into or consolidate with any other corporation, partnership or any other entity, ("Person") or permit any other Person to merge into or consolidated with Borrower or its sole general partner; (ii) sell, lease, transfer, encumber, abandon or otherwise dispose of Borrower's properties or assets, or (iii) sell or offer for sale any ownership interest in Borrower of its sole general partner.

         Section 6. Assignments. Guarantor hereby consents to, and no further consent by Guarantor shall be required for, any assignment of rights or interest of Lender hereunder, in whole or in part. Lender will give notice to Guarantor of any such assignment, but failure to do so will not result in any liability on Lender, and will not affect in any manner the enforceability of the Guaranty, the rights and remedies of Lender hereunder or the obligations of Guarantor hereunder.
         Section 7. Severability. In case any one or more of the provisions hereof or of the Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         Section 8. Notice. All notices hereunder shall be in writing and shall be deemed to have been given if sent by hand delivery, overnight courier or certified mail, postage prepaid, addressed to the following addresses:


                  If to Guarantor:

                           Canton Financial Services Corporation
                           268 West 400 South, Suite 300
                           Salt Lake City, Utah  84101

                  If to Lender:

                           The Canada Life Assurance Company
                           30 University Avenue
                           Toronto, Canada M5G1R8
                           Attention: Mortgage Administration

                  With a copy to:

                           Republic Mortgage Commercial, L.C.
                           4516 South 700 East
                           Salt Lake City, Utah 84107
                           Attention: Commercial Loan Department

Lender or Guarantor may at any time change their address for such notices by delivering to the other, as aforesaid, a notice of such change.

         Section 9. Waiver. Notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Borrower under any of the Loan Documents are hereby waived by Guarantor.

         Section 10. Governing Law. This Guaranty shall be governed and construed in accordance with the laws of the State of Utah.

         Section  11.   Modification.   This  Guaranty  may  not  be  modified,
supplemented or amended except by written agreement duly executed by Guarantor and the written consent of Lender.

         Section 12. Binding Effect. This Guaranty shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors and assigns.

         Section 13. Captions. The captions herein are for ease of reference only and shall in no way define or limit the provisions hereof.

                                   GUARANTOR:
                                          Canton Financial Services Corporation,
                                          a Nevada corporation


                                          By: /s/ Richard Surber
                                          Its: President

                ASSUMPTION, MODIFICATION AND EXTENSION AGREEMENT


         This Assumption, Modification and Extension Agreement ("Agreement") is entered into this 28th day of June, 1996. to be effective as of July 1, 1996, by and Between TAC, a Utah corporation ("Borrower"), Canton Financial Services Corporation, a Nevada corporation ("Canton"), and The Canada Life Assurance Company, a Canadian corporation ("Lender").

                                    RECITALS

         A. This Agreement is being entered into for the purposes of documenting the assumption by Borrower of, and modifying and extending, that certain Promissory Note dated December 30, 11992 in the original principal amount of $410,000.00 (the "Note"), in which Note Lewis DeLyle Billings and Arlene S. Billings (collectively "Billings") appear as the original makers and borrowers. The Note is secured by that certain Deed of Trust, Security Agreement and Financing Statement (the "Trust Deed") dated December 30, 1992 and recorded December 31, 1992 with the Salt Lake County Recorder as Entry No. 5406312, in Book 6582, beginning at Page 2411.

         B. Concurrently herewith Borrower has acquired from Billings, as trustees, the real property ("Property") described in the Trust Deed, which Property is located in Salt Lake County, Utah and is specifically described in Exhibit "A" attached hereto. Borrower desires to assume the Note and Borrower and Lender desire to extend and modify the terms of the Note, ass as ser forth herein.

         C. Canton is a party to this Agreement only for the purpose of granting the indemnities described in paragraph 3 below.

                                    AGREEMENT

         Based upon the mutual covenants and promises hereinafter set forth, and for good and valuable consideration, the receipt of which is hereby acknowledged by each party hereto, the parties agree as follows:

     1. Assumption. Borrower hereby assumes and agrees and covenants to pay and perform each and every obligation of the Borrower under the Note, Trust Deed, and all other documents and instruments entered into in connection with or related to the loan evidenced by the Note, including without limitation that certain Indemnity Agreement dated December 30, 1992 (the "Indemnity Agreement"), that certain Assignment of Rents and Leases dated December 30, 1992 and that certain UCC-1 Financing Statement filed with the Utah Division of Corporations and Commercial Code on December 31, 1992 with File No. 346598 (collectively referred to herein as the "Loan Document"), and to faithfully perform each and every obligation thereunder as if Borrower executed each and every one of the Loan Documents as of the dated hereof as the original maker, Trustor and borrower thereunder. Further, Borrower agrees to abide by and be bound by all of the agreements, provisions and terms of all of the Loan Documents, except as modified by this Agreement. In the event of any default by Borrower under any of the terms of the Loan Documents, Lender shall be entitled to and may exercise all of its rights and remedies available to it under the terms and provisions of the Loan Documents and by law.

     2. Lender's Consent. Lender hereby consents to the transfer and sale of the Property to Borrower, and consents to the assumption by Borrower of the Note and the obligations of the maker, trustor, and borrower under the Loan Documents.

    3. Indemnity. Canton hereby assumes, covenants and agrees to perform and discharge, jointly and severally with Borrower, each and every covenant, obligation and agreement of Borrower under the Indemnity Agreement as if it were the Borrower thereunder, and Canton agrees to be bound by the Indemnity Agreement as if it executed the same on the date hereof as the Borrower thereunder.

    4. Note Paydown, Extension and Modification. Prior to or on execution of this Agreement, Borrower shall pay to Lender sufficient funds so as to reduce the principal owing under the Note to $306,455.57. The maturity of the Note shall be extended to July 1, 2001, and the monthly payment (any required payments for taxes and insurance) shall be modified to be $6,388.76 beginning with the payment due August 1, 1996 and continuing thereafter on the first day of each month until maturity. Said monthly payment is calculated by amortizing the principal balance of the Note as of July 1. 1996 of $306,455.57 over a five year period at the interest rate described in the Note.

    5.    Environmental   Requirements.   Prior  to  the  execution  of  this
Agreement, Borrower has caused to be provided to Lender a Phase I Environmental Assessment Report, and pursuant to this Agreement, Borrower has assumed the Indemnity Agreement. Borrower agrees that any requirements with respect to environmental due diligence and investigation, and the providing of any environmental indemnities in connection with the loan evidenced by the Note, are strictly the requirements of Lender made solely for its loan underwriting and environmental due diligence purposes. Borrower agrees that he may not rely on any such requirements, or the Lender's environmental due diligence, or any environmental reports submitted to Lender, and that Borrower's environmental due diligence activities are independent of any of those performed by Lender.

     6. Payments. Simultaneously with or prior to the execution of this Agreement, Borrower shall pay to Lender an amount sufficient to pay any amounts owing under that certain commitment letter dated June 26, 1996 between Lender and Borrower.

    7. Title Policy Endorsement. Prior to or upon execution of this Agreement, Borrower shall provide Lender with a satisfactory commitment for an endorsement to Lender's Policy of Title Insurance committing to insure that, notwithstanding the assumption and modification of the Loan Documents set forth in this Agreement, Lender's Trust Deed constitutes and continues to constitute a first and prior lien on the Property that is not junior to any exceptions or exclusions other than those shown on the Lender's original Policy of Title Insurance issued by Stewart Title Guaranty Company at the time the Note was executed, which Policy is dated December 31, 1993 and has Policy No. M-9982-595629. As soon as possible, and in no event exceeding ten days after execution of this Agreement, Borrower shall provide Lender with said title insurance endorsement.

    8. Costs. All costs and expenses incurred in connection with this assumption and modification transaction, including but not limited to, title insurance costs, Lender's attorney's fees, and recording costs, will be paid by Borrower at the time of execution of this Agreement.

    9. Conflicts. Notwithstanding anything to the contrary, if the terms and provisions contained in any of the Loan Documents in any way conflict or are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and supersede. However, it is specifically agreed that all terms and provisions contained in any of the Loan Documents which do not conflict with or are not inconsistent with this Agreement shall remain in full force and effect without any change or modification. If any term or condition of this Agreement conflicts with applicable law or is held to be invalid or unenforceable by a court of competent jurisdiction, the other terms and conditions of this Agreement shall remain in full force and effect.

     10. Release. Lender hereby releases Billings, effective on July 1, 1996, from any liability or obligation under the Loan Documents arising after said date.

     11. Miscellaneous. This Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written. BORROWER:

                                           TAC, Inc., a Utah corporation

                                                By: /s/ Richard Surber
                                                Its: President

                                          CANTON:

                                          Canton Financial Services Corporation


                                                By: /s/ Richard Surber
                                                Its: President



                                     LENDER:

                                           The Canada Life Assurance Company


                                                By:
                                                Its: